EXHIBIT 10.1

“RCT” means the material omitted has been filed separately with the Securities and Exchange Commission with an application requesting confidential treatment.

TWENTY-SECOND AMENDMENT TO

LEASE AND SUBLEASE AGREEMENT

THIS TWENTY-SECOND AMENDMENT TO LEASE AND SUBLEASE AGREEMENT (“Twenty-Second Amendment”) is made and entered effective the 30th  day of June, 2009, by and between SMITH’S FOOD & DRUG CENTERS, INC., an Ohio corporation qualified to do business in Nevada (hereinafter called “Smith’s”) and HERBST GAMING, INC. a Nevada corporation, and MARKET GAMING, INC., a Nevada corporation (hereinafter collectively called “Herbst”), successor to ANCHOR COIN, a licensed slot route operator in the State of Nevada (hereinafter called “Anchor”).

WITNESSETH:

WHEREAS, Smith’s and Anchor entered into that certain Lease and Sublease Agreement dated July 28, 1993, whereby Smith’s leases or subleases space to Anchor within those certain properties listed on Exhibit “A” to the Agreement and identified as either “Leased Properties” or “Owned Properties,” for the operation of certain gaming devises, which Agreement was amended by that certain First Amendment to Lease and Sublease Agreement dated June 30, 1994; that certain Second Amendment to Lease and Sublease Agreement dated January 25, 1995; that certain Third Amendment to Lease and Sublease Agreement dated March 28, 1995; that certain Fourth Amendment to Lease and Sublease Agreement dated February 27, 1996; that certain Fifth Amendment to Lease and Sublease Agreement dated April 26, 1996; that certain Sixth Amendment to Lease and Sublease Agreement dated November 13, 1996; that certain Seventh Amendment to Lease and Sublease Agreement dated February 21, 1997; that certain Eighth Amendment to Lease and Sublease Agreement dated December 19, 1997; that certain Ninth Amendment to Lease and Sublease Agreement dated August 4, 1998; that certain Tenth Amendment to Lease and Sublease Agreement dated September 28, 1998; that certain Eleventh Amendment to Lease and Sublease Agreement dated May 3, 1999; that certain Twelfth Amendment to Lease and Sublease Agreement dated March 29, 2000: that certain Thirteenth Amendment to Lease and Sublease Agreement dated January 12, 2001; that certain First Affiliate Amendment to Lease and Sublease Agreement dated August 23, 2002; that certain Fourteenth Amendment to Lease and Sublease Agreement dated October 9, 2002; that certain Fifteenth Amendment to Lease and Sublease Agreement dated August 29, 2003; that certain Sixteenth Amendment to Lease and Sublease Agreement dated December 2, 2003; that certain Seventeenth Amendment to Lease and Sublease Agreement dated March 12, 2004; that certain Eighteenth Amendment to Lease and Sublease Agreement dated October 5, 2004; that certain Nineteenth Amendment to Lease and Sublease Agreement dated April 6, 2005; that certain Twentieth Amendment to Lease and Sublease Agreement dated October 17, 2005; and that certain Twenty-First Amendment to Lease and Sublease Agreement dated July 25, 2006 (collectively, the “Agreement”); and

WHEREAS, Anchor assigned all of its rights, title, and interest in the Agreement to Herbst by the certain Asset Purchase Agreement dated November 11, 2002; and

WHEREAS, Smith’s and Herbst now desire to further amend the Agreement as more fully set forth hereinafter and for Herbst to assume the Agreement as provided for in 11 U.S.C 365 (the “Bankruptcy Code”);

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, Smith’s and Herbst hereby agree as follows:

1.             Term.  Notwithstanding anything contained in the Agreement, the Term of the Agreement is hereby extended to and including RCT.

2.             Rent.  Herbst agrees to pay Smith’s as monthly rental for the use and occupancy of each of the Supermarkets and the exclusive right to operate Gaming Devices in each of the Supermarkets listed, for each of the Lease Months (“Lease Months”) the rental specified opposite such Supermarket on Exhibit “A” attached hereto and incorporated herein by reference (the “Rent”).

Commencing January 1, 2011, and each calendar year thereafter, the Rent paid by Herbst to Smith’s shall be increased by RCT for all stores listed on Exhibit A RCT.  In no event shall Rent be decreased for any store.  Thus, for example, if RCT for all stores in 2010 is RCT, then, beginning January 1, 2011, the Rent for each store shall be increased by RCT.  Conversely, if RCT in 2010 is RCT, then Rent will not be adjusted.  The term RCT shall mean RCT.

In order to determine RCT, Herbst will provide to an independent accountant approved by Smith’s a detailed listing of active Supermarkets under the Agreement for each yearly period, commencing with the periods from January 2009-December 2009 and January 2010-December 2010, and updating the listing each year thereafter. Any new Supermarkets opened during a year will not be included in this listing for purposes of determining RCT for that year, but they shall be included for each full calendar year they are in operation.  Herbst shall also provide to the independent accountant a detailed listing of RCT for all Supermarkets for each month during the relevant yearly period, which shows RCT for all Supermarkets for each yearly period and RCT for all Supermarkets RCT.

The independent accountant shall prove the arithmetic accuracy of RCT for all Supermarkets for each calendar year and RCT for all Supermarkets, and shall confirm in writing to Herbst and Smith’s RCT for each calendar year.  Smith’s shall be entitled to and shall be provided RCT, but not RCT by the independent accountants.

Any increase in Rent pursuant to this paragraph 2 shall be calculated within ninety (90) days following the end of each calendar year and shall be paid retroactively as of January 1 of each year.   The Rent for any New Supermarket shall be subject to increase after it has been in operation for a full calendar year, even though RCT will not be included in the RCT of that year for purposes of comparing against the prior year.

3.             RCT.  In addition to the Rent under the Agreement, Herbst shall pay to Smith’s the sum of RCT upon execution of this Twenty-Second Amendment (“RCT”).

4.             Additional Consideration.  As additional consideration, Herbst shall, upon execution of this Twenty-Second Amendment, release all of the remaining funds currently held as a Security Deposit by Smith’s, pursuant to Section 5 of the Agreement, which amount totals RCT.

5.             Change Persons and Jackpot Payouts.  Notwithstanding anything contained in Section 11 of the Agreement, should the Nevada Gaming Control Board allow Herbst to reduce hours of change persons or allow for their use to be discontinued altogether, then Herbst shall be allowed to do so.

6.             New Supermarkets.  In addition to the Rent called for in the Agreement, as it may be adjusted pursuant to paragraph 2 of this Twenty-Second Amendment, Herbst shall pay to Smith’s, for each new supermarket, a pro rata amount of RCT, up to a maximum of RCT per new Supermarket (the “New Supermarket RCT”).  The actual amount of the New Supermarket RCT payable for any new Supermarket shall be based on the total number of months remaining on the Term at the time of commencement of gaming operations at that specific new Supermarket divided by sixty-six (66), multiplied by RCT.  Thus, for example, for a new Supermarket commencing gaming operations in January 2011, Herbst would pay to Smith’s the amount of RCT.  This New Supermarket RCT shall be payable upon commencement of gaming operations at each specific new Supermarket.

7.             Demised Premises Upgrade.  On or before January 1, 2011, Herbst shall, at its own expense, upgrade all of the Demised Premises so that they are current, clean and attractive.

8.             Bankruptcy Court Approval.  Smith’s understands that Herbst is a debtor-in-possession under Chapter 11 proceedings before the United States Bankruptcy Court for the District of Nevada (“Bankruptcy Court”), being Case No.                              .  As such, Smith’s acknowledges and understands that Herbst intends to seek the approval of this Twenty-Second Amendment on the part of Herbst by the Bankruptcy Court and the assumption of the Agreement pursuant to Section 365 of the Bankruptcy Code.  Herbst agrees to file a motion to approve this Twenty-Second Amendment with the Bankruptcy Court pursuant to Section 363 of the Bankruptcy Court and to assume the Agreement pursuant to Section 365 of the Bankruptcy Court within fifteen (15) business days of the full execution of this Twenty-Second Amendment, and except as may be extended in writing by Smith’s and Herbst, to obtain the entry of an order of the Bankruptcy Court  within sixty (60) days thereafter approving the enforceability and effectiveness of this Twenty-Second Amendment as it relates to Herbst.  The Effective Date of this Twenty-Second Amendment shall be the first business day following the date the Bankruptcy Court order becomes final.  Smith’s agrees to reasonably cooperate with and assist Herbst in this regard.  Should the Bankruptcy Court fail to approve this Twenty-Second Amendment for any reason or if the Bankruptcy Court order is not obtained within the 60-day period referred to above (as such period may be extended by the parties), then Smith’s shall return RCT previously paid by Herbst to Smith’s under paragraph 3 herein and shall release the additional consideration previously released by Herbst to Smith’s under paragraph 4, which shall then be retained by Smith’s as a Security Deposit.  Additionally, this Twenty-Second Amendment shall be null and void and the parties shall continue to be bound by the July 28, 1993 Agreement, as amended.

9.             Notice.   All notices or demands required or permitted to be given or served pursuant to the Agreement shall be deemed to have been given or served only if in writing forwarded by registered or certified mail~ postage prepaid, and addressed as follows:

To Smith’s	Smith’s Food & Drug Center, Inc 1550 South Redwood Road Salt Lake City, Utah 89104

To Herbst	Market Gaming, Inc. 3440 W. Russell Road Las Vegas, NV 89118 Attn: General Counsel

Either party hereto may change such address by giving written notice to the other party.

10.           Miscellaneous.  This Twenty-Second Amendment shall be binding on the parties hereto and their respective successors and assigns.  The individuals executing this Twenty-Second Amendment represent and warrant that they are duly empowered so to do and have authority to bind their respective party.  The Agreement remains in full force and effect and remains unmodified except to the extent specifically amended herein.  Unless otherwise specified herein, the capitalized terms of this Twenty-Second Amendment shall have the same meaning as set forth in the Agreement.

IN WITNESS WHEREOF, the parties have executed this Twenty-Second Amendment on the date and year first above written.

SMITH’S FOOD & DRUG CENTERS, INC.

By:	/s/ KYLE MCKAY
Its:	VICE PRESIDENT

HERBST GAMING, INC.

By:	/s/ TROY D. HERBST
Its:	CEO

MARKET GAMING, INC.

By:	/s/ TROY D. HERBST
Its:	SECRETARY/STREASURER

EXHIBIT A

Location - Address	CITY	ZIP	Monthly Rental $
0 - Smiths Advertising allowance, Advertising Allowance,
311 – Smith’s Food & Drug #311, 8050 S Rainbow, Las Vegas	Las Vegas	89139	RCT
344 – Smith’s Food & Drug #344, 175 Lemmon Drive, Reno	Reno	89506	RCT
356 – Smith’s Food & Drug #356, 599 East William Street, Carson City	Carson City	89702	RCT
357 – Smith’s Food & Drug #357, 1255 Baring Boulevard, Sparks	Sparks	89431	RCT
378 – Smith’s Food & Drug #378, 750 South Meadows Parkway, Reno	Reno	89521	RCT
388 – Smith’s Food & Drug #388, 1740 Mountain City Highway, Elko	Elko	89801	RCT
389 – Smith’s Food & Drug #389, 1341 Highway 395, Gardnerville	Gardnerville	89410	RCT
390 – Smith’s Food & Drug #390, 1855 West Wendover Boulevard, Wendover	Wendover	89883	RCT
392 – Smith’s Food & Drug #392, 2200 Highway 50 East, Dayton	Dayton	89403	RCT
332 – Smith’s Food & Drug #332, 7130 North Durango Drive, Las Vegas	Las Vegas	89149	RCT
334 – Smith’s Food & Drug #334, 2255 E. Centennial Parkway, North Las Vegas	North Las Vegas	89081	RCT
338 – Smith’s Food & Drug #338, 6855 Aliante Parkway, North Las Vegas	North Las Vegas	89084	RCT
341 – Smith’s Food & Drug #341, 601 South Highway 160, Pahrump	Pahrump	89041	RCT
342 – Smith’s Food & Drug #342, 350 North Sandhill Boulevard, Mesquite	Mesquite	89024	RCT
345 – Smith’s Food & Drug #345, 5564 Camino El Norte, North Las Vegas	North Las Vegas	89031	RCT
346 – Smith’s Food & Drug #346, 10616 South Eastern Avenue, Henderson	Henderson	89012	RCT
347 – Smith’s Food & Drug #347, 9851 West Charleston, Las Vegas	Las Vegas	89117	RCT
348 – Smith’s Food & Drug #348, 1000 North Green Valley Parkway, Henderson	Henderson	89014	RCT
349 – Smith’s Food & Drug #349 , 10100 West Tropicana Ave., Las Vegas	Las Vegas	89147	RCT
350 – Smith’s Food & Drug #350, 4600 East Sunset Road, Henderson	Henderson	89014	RCT
351 – Smith’s Food & Drug #351, 6130 West Tropicana Avenue, Las Vegas	Las Vegas	89103	RCT
354 – Smith’s Food & Drug #354, 3850 East Flamingo Road, Las Vegas	Las Vegas	89121	RCT
355 – Smith’s Food & Drug #355, 450 North Nellis, Las Vegas	Las Vegas	89110	RCT
358 – Smith’s Food & Drug #358, 2540 South Maryland Parkway, Las Vegas	Las Vegas	89109	RCT
361 – Smith’s Store #361, 4700 West Ann Road, North Las Vegas	North Las Vegas	89031	RCT
363 – Smith’s Store #363 , 4015 South Buffalo Drive, Las Vegas	Las Vegas	89147	RCT
364 - Smith’s Food & Drug #364, 10600 Southern Highlands Parkway, Las Vegas	Las Vegas	89141	RCT
365 – Smith’s Store #365, 6150 West Flamingo Road, Las Vegas	Las Vegas	89103	RCT
366 – Smith’s Store #366, 55 South Valley Verde Drive, Henderson	Henderson	89012	RCT
370 – Smith’s Store #370, 3160 North Rainbow Blvd., Las Vegas	Las Vegas	89107	RCT
371 – Smith’s Food & Drug #371, 8555 West Sahara Avenue, Las Vegas	Las Vegas	89117	RCT
372 – Smith’s Store #372, 1421 North Jones Boulevard, Las Vegas	Las Vegas	89108	RCT
376 – Smith’s Food & Drug #376, 2385 East Windmill Lane, Las Vegas	Las Vegas	89123	RCT
377 – Smith’s Food & Drug #377, 850 South Rancho Drive, Las Vegas	Las Vegas	89106	RCT
381 – Smith’s Food & Drug #381, 830 South Boulder Highway, Henderson	Henderson	89015	RCT
383 – Smith’s Food & Drug #383, 4440 North Rancho Drive, Las Vegas	Las Vegas	89130	RCT
385 – Smith’s Food & Drug #385 , 2211 North Rampart Blvd., Las Vegas	Las Vegas	89128	RCT
394 – Smith’s Food & Drug #394, 9750 South Maryland Parkway, Las Vegas	Las Vegas	89123	RCT
396 – Smith’s Food & Drug #396, 9350 West Flamingo Road, Las Vegas	Las Vegas	89147	RCT
399 – Smith’s Food & Drug #399, 4840 West Desert Inn Road, Las Vegas	Las Vegas	89102	RCT